MGP ANNOUNCES APPOINTMENT OF DAVID BRATCHER AS CHIEF OPERATING OFFICER

ATCHISON, Kan., July 13, 2021 – MGP Ingredients, Inc. (Nasdaq:MGPI), a leading provider of distilled spirits, branded spirits, and food ingredient solutions, is pleased to announce that David Bratcher has been appointed as Chief Operating Officer. Mr. Bratcher recently joined MGP as President, Brands in connection with MGP’s acquisition of Luxco, Inc. and its affiliated companies, a leading branded beverage alcohol company.

Prior to the acquisition, Bratcher served in a steady progression of leadership roles for over 20 years at Luxco, including serving as President and Chief Operating Officer since 2013. Bratcher was instrumental in supporting Luxco’s growth in those positions. In his new role, Bratcher will continue to report directly to Dave Colo, President and CEO, and will assist Colo with the management of the overall MGP business.

“Since joining MGP, David has been key to integrating the Luxco acquisition and has demonstrated the ability to continue to execute our strategic evolution,” said Colo. “David is a proven leader who has played a significant role in Luxco’s success. Having him in this role to drive the continued integration of Luxco and other key initiatives will help ensure we execute our long-term strategies.”

Before joining Luxco, Bratcher served in financial and operational roles for a number of consumer product companies, including serving five years as Controller and then Director of Operations for the international spirits company Allied Domecq, the second-largest spirits company in the world at the time. Bratcher received his bachelor’s degree in business administration and management from the University of the Ozarks in Clarksville, Arkansas. He earned his master’s degree in business administration and his doctorate in management and business administration from Webster University in Webster Groves, Missouri.

About MGP Ingredients, Inc.

MGP Ingredients, Inc. (Nasdaq: MGPI) is a leading producer of premium distilled spirits, branded spirits, and food ingredient solutions. Since 1941, we have combined our expertise and energy aimed at formulating excellence, bringing product ideas to life collaboratively with our customers.

As one of the largest distillers in the U.S., MGP’s offerings include bourbon and rye whiskeys, gins, and vodkas, which are created at the intersection of science and imagination, for customers of all sizes, from crafts to multinational brands. With U.S. distilleries in Kentucky, Indiana, Kansas, and Washington D.C., and bottling operations in Missouri, Ohio, and Northern Ireland, MGP has the infrastructure and expertise to create on any scale.

MGP’s branded spirits portfolio covers a wide spectrum of brands in every segment, including iconic brands from Luxco, which was founded in 1958 by the Lux Family. Luxco is a leading producer, supplier, importer and bottler of beverage alcohol products. Our branded spirits mission is to meet the needs and exceed the expectations of consumers, associates and business partners. Luxco’s award-winning spirits portfolio includes well-known brands from five distilleries: Bardstown, Kentucky-based Lux Row Distillers, home of Ezra Brooks, Rebel, Blood Oath, David Nicholson and Daviess County; Lebanon, Kentucky-based Limestone Branch Distillery, maker of Yellowstone Kentucky Straight Bourbon Whiskey, Minor Case Straight Rye Whiskey and Bowling & Burch Gin; Jalisco, Mexico-based Destiladora González Lux, producer of 100% agave tequilas, El Mayor, Exotico and Dos Primos; MGP’s historic distillery in Lawrenceburg, Indiana, where the George Remus Straight Bourbon Whiskey and Rossville Union Straight Rye Whiskey are produced; and the Washington, D.C.-based Green Hat Distillery, producer of the Green Hat family of gins. The innovative and high-quality brand portfolio also includes Everclear Grain Alcohol, Pearl Vodka, Saint Brendan’s Irish Cream, The Quiet Man Irish Whiskey and other well-recognized brands.

In addition, our Ingredient Solutions segment offers specialty proteins and starches that help customers harness the power of plants and provide a host of functional, nutritional and sensory benefits for a wide range of food products.

The transformation of American grain into something more is in the soul of our people, products, and history. We’re devoted to unlocking the creative potential of this extraordinary resource. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
The forward-looking statements contained herein include, but are not limited to, statements about the expected effects on MGP Ingredients, Inc. ("the Company") of the recent acquisition of Luxco, Inc. and its affiliates ("Luxco"), anticipated earnings enhancements, synergies and other strategic options. Forward looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and/or the negatives or variations of these terms or similar terminology.

These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and financial condition and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, among others: (i) the ability to realize the anticipated benefits of the acquisition of Luxco; (ii) the ability to successfully integrate the businesses; (iii) disruption from the acquisition of Luxco making it more difficult to maintain business and operational relationships; and (iv) significant transaction costs and unknown liabilities. Additional factors that could cause results to differ materially include, among others, (i) disruptions in operations at our Atchison facility, our Lawrenceburg facility, or any Luxco facility, (ii) the availability and cost of grain, flour, and agave, and fluctuations in energy costs, (iii) the effectiveness of our grain purchasing program to mitigate our exposure to commodity price fluctuations, (iv) the effectiveness or execution of our strategic plan, (v) potential adverse effects to operations and our system of internal controls related to the loss of key management personnel, (vi) the competitive environment and related market conditions, (vii) the impact of the COVID-19 pandemic, (viii) the ability to effectively pass raw material price increases on to customers, (ix) our ability to maintain compliance with all applicable loan agreement covenants, (x) our ability to realize operating efficiencies, (xi) actions of governments, and (xii) consumer tastes and preferences. For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distillery Products and Ingredient Solutions segments, see Item 1A. Risk Factors of our Annual

Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

For More Information
Investors & Analysts:
Mike Houston
646-475-2998 or investor.relations@mgpingredients.com

Media:
Greg Manis
913-360-5440 or greg.manis@mgpingredients.com